SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 21, 2007
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 21, 2007, Discovery Laboratories, Inc. (the “Company”) and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc. (“Merrill Lynch”), entered into a Credit and Security Agreement (the “Loan Agreement”), pursuant to which Merrill Lynch will provide a credit facility (the “Facility”) to fund the Company’s capital programs and prepay the Company’s existing equipment financing indebtedness and related expenses. Under the terms of the Loan Agreement, $9 million is available immediately, approximately $3.9 million of which is allocated to pay all outstanding indebtedness (“GECC Debt”) of the Company to General Electric Capital Corporation (“GECC”) under the Master Security Agreement dated December 20, 2002, as amended (the “GECC Agreement”), between the Company and GECC. In addition, the amount available under the Facility will be increased by up to an additional $3.5 million, at a rate of $1 million for each $10 million raised by the Company through business development partnerships, stock offerings and other similar financings. The right to draw down funds under the Facility will expire on May 30, 2008, subject to a best efforts undertaking by Merrill Lynch to extend the draw down period beyond the expiration date for an additional 6 months. The minimum advance under the Facility is $100,000. Interest on each advance will accrue at a fixed rate per annum equal to LIBOR plus 6.25%, determined on the funding date of such advance. Principal and interest on all advances will be payable in equal installments on the first business day of each month. The Company may prepay advances, in whole or in part, at any time, subject to a prepayment penalty, which, depending on the period of time elapsed from the closing of the Facility, will range from 4% to 1%.

Under the Loan Agreement, the Company will prepay in full the GECC Debt and thereafter may finance (a) new property and equipment; (b) up to $1.5 million “Other Equipment”, which may include leasehold improvements, intangible property such as software and software licenses, specialty equipment and “soft costs” related to financed property and equipment (including, without limitation, taxes, shipping, installation and other similar costs); and (c) the prepayment penalty payable to GECC. The advance to prepay the GECC Debt will be amortized over a period of 27 months; advances to finance Other Equipment and the GECC prepayment penalty will be amortized over a period of 24 months; and the advances to finance the acquisition of new property and equipment will be amortized over a period of 36 months.

Pursuant to the Loan Agreement, the Company will issue to Merrill Lynch a promissory note evidencing each advance (collectively, the “Note”). The Company’s obligations to Merrill Lynch under the Loan Agreement and the Note are secured by a security interest in (a) the financed property and equipment, including all property and equipment securing the GECC Debt at the time of prepayment, and (b) all intellectual property of the Company, subject to limited exceptions set forth in the Loan Agreement (the “Supplemental Collateral”). The Supplemental Collateral will be released on the earlier to occur of (i) receipt by the Company of approval from the United States Food and Drug Administration (“FDA”) of the Company’s new drug application (“NDA”) to market Surfaxin® for the prevention of respiratory distress syndrome in premature infants, or (ii) the date on which the Company shall have maintained over a continuous twelve-month period ending on or after March 31, 2008, measured at the end of each calendar quarter, a minimum cash balance equal to the Company’s projected cash requirements for the following twelve-month period. In addition, PharmaBio Development Co., Inc., d/b/a/ NovaQuest (“NovaQuest”), a strategic investment group of Quintiles Transnational Corp., Merrill Lynch and the Company entered into an Intercreditor Agreement pursuant to which Merrill Lynch agreed to subordinate its security interest in the Supplemental Collateral (other than all financed property and equipment) to a security interest in the same collateral that the Company previously granted to NovaQuest.

On May 23, 2007, the Company issued a press release announcing the financing, which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by reference to the agreements filed as exhibits to this report and incorporated herein by reference. The agreements have been filed in order to provide investors and the Company’s stockholders with information regarding their terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. Pursuant to the Loan Agreement, the Company and Merrill Lynch made customary representations, warranties and covenants and the Company agreed to indemnify Merrill Lynch for certain losses arising out of breaches of the Company’s representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreements and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the agreements. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

Item 1.02. Termination of a Material Definitive Agreement.

On May 23, 2007, in connection with the execution and delivery of the Loan Agreement between the Company and Merrill Lynch, the Company prepaid all of its obligations under, and terminated, the GECC Agreement. In connection therewith, the Company paid to GECC a prepayment penalty and related expenses of approximately $190,000. Under the GECC Agreement, the Company financed capital equipment, including manufacturing, information technology systems, laboratory, office and other related capital assets. The loans were secured by a security interest in the financed assets and by a security interest in supplemental collateral consisting of substantially all other assets of the Company. GECC’s interest in the supplemental collateral was subordinate to a security interest in the same collateral previously granted to NovaQuest. GECC had agreed to release its security interest in the supplemental collateral upon: (a) receipt by the Company of FDA approval of its NDA to market Surfaxin for the prevention of RDS in premature infants or (b) the occurrence of certain milestones to be agreed. Interest rates varied in accordance with changes in the three and four year treasury rates. As of the prepayment date, approximately $3.9 million was outstanding. GECC’s obligation to make advances under the GECC Agreement had expired on October 31, 2006 and the Company had been seeking a new facility to finance its capital expenditures in the future.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit and Security Agreement, dated as of May 21, 2007, by and between Discovery Laboratories, Inc. and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services, Inc.

99.1	Press Release dated May 23, 2007.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:  /s/ Robert J. Capetola
Robert J. Capetola, Ph.D.
President and Chief Executive Officer

Date: May 23, 2007